As Filed with the Securities and Exchange Commission on February 11, 1998.
                                            File No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                             _______________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             _______________________
                            DOMINION RESOURCES, INC.
             (Exact name of registrant as specified in its charter)
           VIRGINIA                                54-1229715
  (State or other jurisdiction of                  (I.R.S. Employer
  incorporation or organization)                 Identification No.)
                               901 E. BYRD STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 775-5700
  (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)
                   PATRICIA A. WILKERSON, CORPORATE SECRETARY
                 W. H. RIGGS, JR., ASSISTANT CORPORATE SECRETARY
                            DOMINION RESOURCES, INC.
                  901 E. BYRD STREET, RICHMOND, VIRGINIA  23219
                                 (804) 775-5700
  (Name, address, including zip code, and telephone number, including area code, of agent of service)

  Approximate date of commencement of proposed sale to the public: From time to time after effectiveness

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                    CALCULATION OF REGISTRATION FEE (*)
                                                       Proposed
                             Amount        Proposed    Maximum   Amount of
Title of Each Class of       to be         Maximum     Aggregate Registration
Securities to be Registered  Registered    Offering    Offering  Fee
                                           Price Per   Price
                                           Share

Common Stock, without par   10,000,000   $40.34375   $403,437,500 $119,014.06
value . . . . . . . . . .   shares

  (*) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices reported on the New York Stock Exchange composite tape by The Wall Street Journal for February 6, 1998.

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
  Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.


  PROSPECTUS


  DOMINION RESOURCES, INC.
  10,000,000 Shares of Common Stock (Without Par Value)



  DOMINION DIRECT LOGO





  A Direct Stock Purchase Plan for
  Dominion Resources Common Stock










  Dominion Direct Investment

   -  Purchase stock without a broker s fee.

   - Increase your ownership by reinvesting dividends and making optional monthly investments.

   -  Transfer shares at no charge.

   -  Own shares without holding certificates.

   -  Sell shares with minimal fees.


  The common stock offered in this prospectus has not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

  Dated February ___, 1998


  Where You Can Find More Information

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

   The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of these securities.

  -   Annual Report on Form 10-K for the year ended December 31, 1996;

  - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

  - Current Reports on Form 8-K, filed January 23, 1997, Form 8-K/A, filed March 20, 1997, and Form 8-K, filed December 11, 1997 and January 15, 1998; and

  - The description of the Company s common stock contained in Form 8-B (Item 4) dated April 29, 1983.

   You may request a copy of these filings at no cost, by writing, telephoning or e-mailing us at the following address:

      Corporate Secretary
      Dominion Resources, Inc.
      901 East Byrd Street
      Richmond, Virginia 23219-4072
      1-804-775-5700
      Shareholder_Administration@domres.com

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.




  A Summary of Important Plan Features

   Any investor who wishes to make an initial purchase of Dominion Resources stock can do so by completing an Enrollment Form and sending a check or money order to the Administrator.

   Investments:

      - New shareholders must make an initial investment of at least $250; or you may elect to make monthly installments of $40 or more a month for 12 consecutive months, by either mail or automatic bank withdrawal.

      - Current shareholders may make periodic investments of $40 or more at any time.

      -     The maximum quarterly investment is $100,000.

   Dividends on all or some of your shares can be reinvested in Dominion Resources Common Stock.

   You will receive a confirmation statement for each transaction. Each statement includes a form that you may use to make additional investments, sell shares or issue certificates.

   If you already own shares of Dominion Resources and have certificates, you can deposit them in Dominion Direct Investment for safekeeping.

   You pay no fees or brokerage commissions when you buy shares and only minimal brokerage commission fees when you sell shares.

  Please read this booklet carefully. If you are a Dominion Resources shareholder now - or if you decide to become a shareholder - please keep this booklet with your permanent investment records, since it contains important information about Dominion Direct Investment.

  Dominion Resources Shareholder Administration will be the Administrator of Dominion Direct Investment. Its mailing address, e-mail address and phone numbers are:

   Dominion Resources, Inc.
   P. O. Box 26532
   Richmond, Virginia 23261-6532
   Shareholder_Administration@domres.com
   1-800-552-4034
   1-804-775-2500




  Who Can Join
   -  Current shareholders of Dominion Resources.

   - New investors residing in the U.S. who would like to become shareholders.

   - Foreign citizens are eligible to participate as long as their participation would not violate any laws in their home countries.

  How To Enroll
   - If you are a Dominion Resources shareholder of record already, fill out the Enrollment Form and return it to the Administrator along with your investment of $40 or more.

   - If you do not own Dominion Resources stock, or if you wish to establish a separate account (for example, a joint account with your spouse, or as a custodian for a minor), fill out the Enrollment Form and return it to the Administrator. Enclose a check or money order, in U.S. dollars, for a minimum investment of $250 or commit to make installment payments of $40 or more for 12 consecutive months.

   - If you own shares of Dominion Resources but they are held in the name of a bank or broker (that is, in street name ), complete and send to the Administrator, the Enrollment Form along with a check for $250 or more, or commit to $40 or more a month for 12 consecutive months.

   - If your shares are held in street name you cannot reinvest dividends on those shares. However, you may transfer your Dominion Resources street name shares to a Dominion Direct Investment account by instructing your agent to register the shares in your name.

  Methods of Investment

   -  All investments must be made in U.S. dollars.

   -  Maximum investment is $100,000 per quarter.

   - New shareholders must make an initial investment of at least $250 or commit to make monthly installments of $40 or more a month for 12 consecutive months.

   - Additional investments must be at least $40 and in the form of a check or money order made payable to Dominion Resources, Inc.

   - Once you enroll in the plan you can authorize the Administrator to debit your savings or checking account by completing a debit authorization form.




  How Shares are Purchased
   - At Dominion Resources discretion, shares purchased through Dominion Direct Investment will be either newly issued or purchased in the open market. There are no fees to purchase shares.

   - Open market purchases are made by an independent agent selected by the Administrator.

   - Shares will be purchased on the 5th and 20th of each month or the next business day. Checks must be received two business days prior to a purchase.
   - Reinvested dividends will purchase shares on the 20th of the month or the next business day in which a dividend is paid.

      You will not earn interest on any cash investments. You can get a refund on any cash investment up to 48 hours prior to the purchase of any shares by writing to the Administrator.

  How Shares are Priced

   The price of share purchases through Dominion Direct Investment will be either:

      - for newly issued shares -- the average of the high and low sales prices as reported on the New York Stock Exchange Composite Tape and reported in The Wall Street Journal, or

      - for open market purchases -- the average cost of all shares purchased on a particular date.

      You cannot instruct the Administrator to purchase shares at a specific time or at a specific price under Dominion Direct Investment.

  Dividends

   By completing a dividend authorization you may select one of the following options:
      -     Full dividend reinvestment

      -     Partial dividend reinvestment

      -     Cash dividends

            -- you can receive a check or have your dividends directly deposited to your bank account by completing a direct deposit authorization form.





  Sales

   You can sell some or all of the shares you have accumulated in Dominion Direct Investment or shares you currently hold by mailing the withdrawal form attached to your statement, along with any certificates, signed exactly as the name(s) appear on your account. Shares will be sold at least once a week at the then current market price. Proceeds you receive will be less the brokerage commission which is expected to be no more than seven cents per share.

   When you make a sale request you must specify the number of shares you want sold not the dollar amount you would like to receive.
   Please note that the Administrator cannot accept instructions to sell on a specific day, at a specific price or by telephone.

   If you prefer to have complete control over the exact timing and sales prices, you can request a certificate for your shares and sell them through a broker of your choosing.

  Statements
   The Administrator will send you a confirmation statement for each transaction. Each statement includes a form that you may use to make additional investments, sell shares, or issue certificates.

  Stock Certificate

   To get a stock certificate for any of the shares held in your plan account, send written instructions to the Administrator. All certificates will be issued in the account holder s name.

   NOTE: FIVE SHARES MUST REMAIN IN YOUR ACCOUNT TO KEEP IT OPEN.

  Share Safekeeping

   Your stock certificates are valuable and expensive to replace if lost or stolen. Dominion Direct Investment offers you the convenience of depositing your certificates for safekeeping.

   To deposit your stock certificates into your Dominion Direct Investment account, send them to the Administrator with a completed and signed letter of transmittal which can be obtained by calling the Administrator. DO NOT ENDORSE THE CERTIFICATE.

   We recommend that you use Registered Mail, insured for 2% of the market value of the certificates.

  Share Transfers

   To transfer some or all of your shares to another name, call the
   Administrator to request  Transfer Instructions.   Signatures must be
   Medallion Guaranteed by a financial institution. Once your completed transfer instructions are received, your request will be processed promptly by the Administrator. This service is free.

   A new Dominion Direct Investment account can only be opened with a transfer of five shares or more.





  Changes To Your Account

   To stop reinvesting your dividends, or to stop automatic monthly investments, send the Administrator written instructions signed exactly as the name(s) appear on your account.

   Please be sure to include your social security number and daytime phone number on all correspondence.

  Closing Accounts

   To close your Dominion Direct Investment Account, give written notice to the Administrator or complete and return the withdrawal form attached to your confirmation statement.

  Tax Consequences

   All dividends paid to you - whether or not they are reinvested - are considered taxable income including any brokerage fees we paid for open market purchases. These fees are not expected to be more than seven cents per share. The total amount will be reported to you, and to the Internal Revenue Service, shortly after the end of each year.

   Any sale of shares made through the Administrator will also be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns.

   Dividends on Dominion Direct Investment shares held for non-resident aliens or non-U.S. entities are generally subject to withholding taxes. Any dividend reinvestment will be made net of any withholding taxes.

  Be sure to keep your statements for income tax purposes. Special tax issues may apply to some participants. We urge you to consult your own tax advisor.

  Voting

   Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to preemptive or cumulative voting rights.

   For any shareholder meeting you will receive a proxy that will cover all the Dominion Resources shares you hold, both in Dominion Direct Investment and in the form of stock certificates. The proxy allows you to indicate how you want your shares to be voted. We will vote your shares as you indicate. If you do not vote your Dominion Direct Investment shares, the Administrator will vote your shares according to the recommendation of Dominion Resources Board of Directors.

  Stock Splits and Other Distributions

   If Dominion Resources declares a stock split or stock dividend, we will credit your account with the appropriate number of shares on the payment date.

   If Dominion Resources decides to distribute shares in book-entry form (rather than certificates), these shares will be added to your Dominion Direct Investment account. The Administrator will serve as custodian of your shares. You will be entitled to all the rights and privileges outlined in this booklet.




   In the event of a stock subscription or other offering of rights to shareholders, your rights will be based on your total registered holdings (the shares held in Dominion Direct Investment plus any shares held by you).

  Changes to Dominion Direct Investment

   We may add to, modify or terminate Dominion Direct Investment and its administrative procedures at any time. We will send you written notice of any significant changes.

  Responsibilities of Dominion Resources and the Administrator

   Dominion Resources Shareholder Administration will administer Dominion Direct Investment. The Administrator will respond to inquiries from participants, maintain records, send statements of accounts, and perform other duties related to Dominion Direct Investment. In addition, the Administrator will administer the nominee account of Dominion Resources shares held for the benefit of Dominion Direct Investment participants and will appoint an independent agent who will be responsible for purchasing and selling Dominion Resources shares in the open market. Dominion Resources believes its serving as Administrator to Dominion Direct Investment rather than a registered broker-dealer or federally insured bank poses no material risk to any participating investor.

   You should recognize that neither Dominion Resources nor the Administrator can assure a profit or protect against a loss on Dominion Resources common stock purchased under Dominion Direct Investment. The continuation of Dominion Direct Investment by Dominion Resources does not constitute an assurance with respect to either the value of Dominion Resources common stock or whether Dominion Resources will continue to pay dividends on Dominion Resources common stock or at what rate.

   In acting under the terms and conditions of Dominion Direct Investment as described in this Prospectus, neither Dominion Resources nor any of its agents or subsidiaries shall be liable with respect to the price at which Dominion Resources common stock is purchased for your account or with respect to any fluctuation in the market value before or after the purchase of Dominion Resources common stock.

  Governing Law

   The laws of the Commonwealth of Virginia govern the terms and conditions of Dominion Direct Investment.

  Use of Proceeds

   The proceeds from the sale by Dominion Resources of newly issued common shares offered by Dominion Direct Investment will be added to the general corporate funds of Dominion Resources and will be used to meet its capital requirements and the capital requirements of its subsidiaries.

  Independent Accountants

   The financial statements incorporated in this prospectus by reference from Dominion Resources 1996 Annual Report on Form 10-K have been audited by Deloitte & Touche, LLP., independent accountants, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



  Legal Matters

   Mr. James F. Stutts, Esq., Vice President and General Counsel of Dominion Resources, has passed upon the legality of the securities being offered pursuant to Dominion Direct Investment.

  Limitations of Liability and Indemnification Under the Securities Act

   Neither Dominion Resources nor the Administrator will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of Dominion Direct Investment as described in this Prospectus and on the forms that accompany each investment or activity. The SEC believes that this liability limitation does not cover violations of federal securities laws.

   We indemnify our officers and directors to the fullest extent permitted under Virginia law against all liabilities incurred in connection with their service to us. The SEC believes that indemnification of officers and directors for liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.




  DRI LOGO

  -   Ticker Symbol (NYSE): D

  -   E-mail inquiries: Shareholder_Administration @domres.com

  -   Dominion Resources, Inc.
      P. O. Box 26532
      Richmond, Virginia 23261-6532

      1-800-552-4034
      1-804-775-2500

  -   Website address: www.domres.com





                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


  Item 14.  Other Expenses of Issuance and Distribution.
                                                            Estimated

  Securities and Exchange Commission Registration Fee .      $119,014
  Printing Expenses . . . . . . . . . . . . . . . . . .        40,000
  Accounting Fees and Expenses  . . . . . . . . . . . .        25,000
  New York Stock Exchange Listing Fee . . . . . . . . .        35,000
  Legal Fees and Expenses . . . . . . . . . . . . . . .        25,000
  Miscellaneous Expenses  . . . . . . . . . . . . . . .         1,486

  Total . . . . . . . . . . . . . . . . . . . . . . . .      $245,500

  Item 15.  Indemnification of Directors and Officers.

  Article VI of Dominion Resources' Articles of Incorporation mandates indemnification of its directors and officers to the full extent permitted by the Virginia Stock Corporation Act (the Virginia Act) and any other applicable law. The Virginia Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. Dominion Resources is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

  In addition, Article VI of Dominion Resources' Articles of Incorporation limits the liability of its directors and officers to the full extent permitted by the Virginia Act as now and hereafter in effect. The Virginia Act places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified in the corporation's articles of incorporation or a shareholder-approved bylaw; or (ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the director or officer. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of Dominion Resources' Articles of Incorporation, together with the Virginia Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

  The Company has purchased directors and officers liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.




  Item 16.  Exhibits.

      Exhibit No.                         Description of Document

        4(i) Articles of Incorporation as in effect on May 4, 1987 (Exhibit 3(i), Form 10-K for the fiscal year ended December 31, 1993, File No. 1-8489, incorporated by reference).

        4(ii) Bylaws as in effect on September 21, 1994 (Exhibit 3(ii), Form 10-K for the fiscal year ended December 31, 1994, File No. 1-8489, incorporated by reference).

        5 Opinion of James F. Stutts, Esq., Vice President and General Counsel of Dominion Resources, Inc. (filed herewith).
        23(i) Consent of James F. Stutts, Esq., Vice President and General Counsel of Dominion Resources, Inc. (contained in
                     Exhibit 5).

        23(ii)       Consent of Deloitte & Touche LLP (filed herewith).

        23(iii)      Consent of Deloitte & Touche (fled herewith).

        24           Powers of Attorney (Included herein).

  Item 17.  Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.



            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on February 11, 1998.


                                    DOMINION RESOURCES, INC.

                                    By /s/THOS. E. CAPPS
                                          Thos. E. Capps
                                    Chairman of the Board of Directors,
                                    President and Chief Executive Officer

  Pursuant to requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on February 11, 1998. Each person whose signature appears below hereby authorizes either agent for service named in the registration statement, as attorney-in-fact, to sign on his/her behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement, and Dominion Resources hereby confers like authority to sign and file on its behalf.

               Signature                           Title


         /s/JOHN B. ADAMS, JR.
            John B. Adams, Jr.              Director


           /s/JOHN B. BERNHARDT
            John B. Bernhardt               Director

            /s/THOS. E. CAPPS
              Thos. E. Capps                Chairman of the Board of
                                            Directors, President and Chief
                                            Executive Officer

       /s/BENJAMIN J. LAMBERT, III
         Benjamin J. Lambert, III           Director

       /s/RICHARD L. LEATHERWOOD
          Richard L. Leatherwood            Director


       /s/HARVEY L. LINDSAY, JR.
          Harvey L. Lindsay, Jr.            Director


          /s/K. A. RANDALL
             K. A. Randall                  Director

            /s/WILLIAM T. ROOS
             William T. Roos                Director




                  Signature                      Title


            /s/FRANK S. ROYAL
              Frank S. Royal                Director


              Judith B. Sack                Director



           /s/S. DALLAS SIMMONS
            S. Dallas Simmons               Director



            Robert H. Spilman               Director


         /s/E. M. ROACH, JR.
             E. M. Roach, Jr.               Executive Vice President (Chief
                                            Financial Officer)

        /s/J. L. TRUEHEART
             J. L. Trueheart                Vice President and Controller
                                            (Principal Accounting Officer)